UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.      )

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material Pursuant to §240.14a-12

TODCO

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2

P r e s s R e l e a s e
Contact: Dale Wilhelm Vice President & CFO 713-278-6014

NYSE SYMBOL: THE

TODCO TO CANCEL SCHEDULED FIRST QUARTER 2007 EARNINGS

CONFERENCE CALL

Houston, Texas, April 27, 2007—TODCO (the “Company”) (NYSE-THE) today announced that it will not be conducting the previously scheduled earnings conference call due to the Company’s recently announced proposed merger with Hercules Offshore, Inc. A press release containing the first quarter results will still be issued on Thursday, May 3, 2007, prior to market open of the New York Stock Exchange.

Additional Information and Where to Find It

In connection with the proposed merger, Hercules has filed with the Securities and Exchange Commission (the “SEC”) a Registration Statement on Form S-4 that includes a joint proxy statement of Hercules and TODCO and that also constitutes a prospectus of Hercules. INVESTORS ARE URGED TO READ THE REGISTRATION STATEMENT, AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING THE JOINT PROXY/PROSPECTUS THAT IS A PART OF THE REGISTRATION STATEMENT, BECAUSE THEY CONTAIN IMPORTANT INFORMATION REGARDING HERCULES, TODCO AND THE MERGER.

Investors and security holders of Hercules and TODCO may obtain a free copy of the joint proxy statement/prospectus and other documents containing information about Hercules and TODCO (when they become available), free of charge, at the SEC’s website at www.sec.gov. Copies of the joint proxy statement/prospectus may also be obtained free of charge by directing a request to Hercules by contacting its investor relations department at 713-979-9832 or by accessing its website at www.herculesoffshore.com or TODCO by contacting its investor relations department at 713-278-6014 or by accessing its website at www.theoffshoredrillingcompany.com.

Hercules, TODCO and their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Hercules and TODCO in connection with the merger. Information about the directors and executive officers of Hercules and TODCO and their ownership of Hercules’ common stock is set forth in the Registration Statement on Form S-4 filed by Hercules with the SEC on April 24, 2007. Information about the directors and executive officers of TODCO and their ownership of TODCO common stock is set forth in Form 10-K/A (Amendment No. 1) which was filed with the SEC on April 24, 2007. Investors may obtain free copies of these documents from Hercules and TODCO using the contact information above. Investors may obtain additional information regarding the interests of such participants by reading the Registration Statement on Form S-4.

2000 W. Sam Houston Pkwy, S.    •    Suite 800    •     Houston, Texas 77042    •     713-278-6000    •     713-278-6101 fax

P r e s s R e l e a s e
Contact: Dale Wilhelm Vice President & CFO 713-278-6014

TODCO is a leading provider of contract oil and gas drilling services with the largest rig fleet in the shallow water of the U.S. Gulf of Mexico and along the U.S. Gulf Coast. TODCO’s common stock is traded on the New York Stock Exchange under the symbol “THE”. For more information about TODCO, please go to the Company’s web site at www.theoffshoredrillingcompany.com.

2000 W. Sam Houston Pkwy, S.    •    Suite 800    •     Houston, Texas 77042    •     713-278-6000    •     713-278-6101 fax